SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2015

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01.  Other Events.

Since the retirement of Richard E. Wenninger from the Company's Board of Directors on March 19, 2015, the Audit Committee has only had two members.  On March 30, 2015, the Company received a letter from the Listing Qualifications Department of the NASDAQ Stock Market ("NASDAQ") noting that the Company was no longer in compliance with NASDAQ Marketplace Rule 5605(c)(2), which requires the Company to have at least three independent directors serving on its Audit Committee.  NASDAQ Marketplace Rule 5605(c)(4)(B) provides the Company with a cure period to fill the vacancy on its Audit Committee until the earlier of the Company's next annual meeting of shareholders or March 19, 2016.

On May 13, 2015, the Company's Board of Directors approved the appointment of Andrew S. Love, an existing independent director, as a new member of the Audit Committee with immediate effect.  The Company has, therefore, cured the deficiency and is now in full compliance with NASDAQ Marketplace Rule 5605(c)(2).

The Company continues to not have a majority of independent directors as required by NASDAQ Marketplace Rule 5605(b)(1) after giving effect to the retirements of Richard E. Wenninger and Stephen M. Dearholt and the appointment of Sharon Meckes to the Board of Directors on March 19, 2015.  Consistent with NASDAQ Marketplace Rule 5605(b)(1)(A), the Company continues to rely on the cure period to regain compliance which lasts until the earlier of the Company's next annual meeting of shareholders or March 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          THE FEMALE HEALTH COMPANY
Date: May 13, 2015
                      BY /s/ Michele Greco
                      Michele Greco, Vice President and
                      Chief Financial Officer